Exhibit 99.1

China New Media Announces Acquisition of Five Outdoor Billboards in Shanghai

-- Acquisition expected to contribute at least $1.2 million in annual revenue
-- Agreement will allow the Company to penetrate the largest and most developed cities in Southern China

DALIAN, China, July 14, 2010--China New Media Corp. (OTCBB: CMDI) (“China New Media” or the “Company”), a fast-growing advertising media company operating the largest outdoor media network in Dalian, China, today announced that one of its consolidated affiliates, Shanghai Vastitude Advertising & Media Co., Ltd., has entered into a purchase agreement to acquire five outdoor billboards in the city of Shanghai from Haosheng Advertising Co., Ltd. (“Haosheng”). The billboards are expected to contribute at least $1.2 million to the Company’s revenue on an annual basis.

Pursuant to the agreement, Haosheng agreed to transfer five outdoor billboards and all associated outdoor advertising contracts it has previously signed to China New Media. Haosheng also agreed to assist the Company in obtaining all governmental approvals required for the operation of the billboards in Shanghai. Haosheng has delivered the billboards to China New Media in anticipation of the execution of the purchase agreement. The five billboards were placed in key locations within Shanghai following the Company’s evaluation; one of the billboards is the only commercial billboard in the vicinity of the Oriental Pearl Broadcasting TV Tower, a Shanghai landmark that attracts thousands of visitors each year.

“We are very pleased to announce this acquisition and the expansion of our media platforms in the city of Shanghai,” commented Mr. James Wang, Chairman and CEO of China New Media Corp. “This acquisition marks our entry into one of China’s largest advertising markets, and represents a strategic step in our growth plan to formally enter the most developed cities in Southern China. We feel confident that it will contribute at least $1.2 million to our revenue on an annual basis. After this acquisition we will further develop our brand recognition and market share in China’s outdoor advertising industry.”

About China New Media Corp.

Founded in September 2000, China New Media Corp. is headquartered in Dalian, the commercial center of Northeastern China. The company owns and operates the city's largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 13 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 28 metro-trains throughout Dalian Metro Lines. China New Media provides comprehensive advertising services from art design to advertisement publishing, from daily maintenance to technical upgrading. Launched in Dalian in 2009, China New Media's proprietary LED multimedia display network, City Navigator®, is one of the country's first web-based outdoor advertising networks.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Rita Jiang
Executive Vice President of Finance
646-691-5047
Rita.jiang@gmail.com

Investor Relations Contact:
Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104
Or,
Jon Cunningham
RedChip Companies, Inc.
1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com

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SOURCE:  China New Media Corp.